Exhibit 14

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Court Street Trust II: Fidelity Connecticut Municipal Money Market Fund and Spartan Connecticut Municipal Money Market Fund of our reports dated January 11, 2001 on the financial statements and financial highlights included in the November 30, 2000 Annual Reports to Shareholders.

We further consent to the references to our Firm under the headings "Experts" in the Proxy/Prospectus and "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
____________________________	PricewaterhouseCoopers LLP

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Boston, Massachusetts
November 19, 2001